                                                                      Exhibit 25




                          SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON,  D. C.  20549

                              -------------------------

                                      FORM  T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              -------------------------

                         CHECK IF AN APPLICATION TO DETERMINE
                        ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              Section 305(b)(2) _______

                              -------------------------

                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)

           New York                                   13-3818954
(Jurisdiction of incorporation or                  (I. R. S. Employer
organization if not a U. S. national bank)       Identification Number)

    114 West 47th Street                              10036-1532
    New York,  New York                               (Zip Code)
    (Address of principal
    executive offices)

                              -------------------------
                            NEXTLINK COMMUNICATIONS, INC.
                 (Exact name of OBLIGOR as specified in its charter)

         Washington                                   91-1738221
(State or other jurisdiction of                  (I. R. S. Employer
incorporation or organization)                    Identification No.)

      155 108th Avenue, NW                               98004
      Bellevue, Washington                            (Zip code)
(Address of principal executive offices)

                              -------------------------
                              ___% Senior Notes due 2007
                         (Title of the indenture securities)

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                                        - 2 -


                                       GENERAL


1.  GENERAL INFORMATION

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
              (Board of Governors of the Federal Reserve System).
         Federal Deposit Insurance Corporation,  Washington,  D. C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.


2.  AFFILIATIONS WITH THE OBLIGOR

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

    The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS

    T-1.1  --      Organization Certificate, as amended, issued by the State of
                   New York Banking Department to transact business as a Trust
                   Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                   33-97056).

    T-1.2  --      Included in Exhibit T-1.1.

    T-1.3  --      Included in Exhibit T-1.1.

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                                        - 3 -

16. LIST OF EXHIBITS  (continued)

    T-1.4  --      The By-laws of the United States Trust Company of New York, as amended,  is  incorporated  by  reference to Exhibit
                   T-1.4 to Form T-1 filed on September 15, 1995 with the
                   Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                   (Registration No. 33-97056).

    T-1.6  --      The consent of the trustee required by Section 321(b) of the
                   Trust Indenture Act of 1939, as amended by the Trust
                   Indenture Reform Act of 1990.

    T-1.7  --      A copy of the latest report of condition of the trustee
                   pursuant to law or the requirements of its supervising or examining authority.

                                         NOTE

    As of September 22, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

    In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                 --------------------

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of September, 1997.


    UNITED STATES TRUST COMPANY OF
          NEW YORK, Trustee

By: /s/ Patricia Stermer
    -------------------------------------
    Patricia Stermer
    Assistant Vice President

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                                                                   EXHIBIT T-1.6
                                                                   -------------

          The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
    OF NEW YORK


    ----------------------------------
By: /S/Gerard F. Ganey
    Senior Vice President

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                                                                   EXHIBIT T-1.7

                       UNITED STATES TRUST COMPANY OF NEW YORK
                         CONSOLIDATED STATEMENT OF CONDITION
                                    JUNE 30, 1997
                                    -------------
                                    (IN THOUSANDS)

ASSETS
Cash and Due from Banks                               $      83,529

Short-Term Investments                                      259,746

Securities, Available for Sale                              924,165

Loans                                                     1,437,342
Less:  Allowance for Credit Losses                           13,779
                                                      -------------
    Net Loans                                             1,423,563
Premises and Equipment                                       61,515
Other Assets                                                122,696
                                                      -------------
    TOTAL ASSETS                                      $   2,875,214
                                                      =============

LIABILITIES
Deposits:
    Non-Interest Bearing                              $     763,075
    Interest Bearing                                      1,409,017
                                                      -------------
       Total Deposits                                     2,172,092

Short-Term Credit Facilities                                404,212
Accounts Payable and Accrued Liabilities                    132,213
                                                      -------------
    TOTAL LIABILITIES                                 $   2,708,517
                                                      =============

STOCKHOLDER'S EQUITY
Common Stock                                                 14,995
Capital Surplus                                              49,541
Retained Earnings                                           100,930
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                         1,231
                                                      -------------
TOTAL STOCKHOLDER'S EQUITY                                  166,697
                                                      -------------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                             $   2,875,214
                                                      =============

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

August 7, 1997